                                                                    EXHIBIT 99.5

                                 TAX GUIDELINES
            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

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                                         GIVE THE
              FOR THIS TYPE OF ACCOUNT:  SOCIAL SECURITY
                                         NUMBER OF--
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 1.  An individual's account             The individual
 2.  Two or more individuals (joint      The actual owner of
     account)                            the account or, if
                                         combined funds, any
                                         one of the
                                         individuals(1)
 3.  Husband and wife (joint account)    The actual owner of
                                         the account or, if
                                         joint funds, either
                                         person(1)
 4.  Custodian account of a minor        The minor(2)
     (Uniform Gift to Minors Act)
 5.  Adult and minor (joint account)     The adult or, if
                                         the minor is the
                                         only contributor,
                                         the minor(1)
 6.  Account in the name of guardian or  The ward, minor or
     committee for a designated ward,    the incompetent
     minor or incompetent person         person(3)
 7.  a. The usual revocable savings      The grantor-
        trust account (grantor is also   trustee(1)
        trustee)
     b. So-called trust account that is  The actual owner(1)
        not a legal or valid trust
        under state law
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                                         GIVE THE EMPLOYER
              FOR THIS TYPE OF ACCOUNT:  IDENTIFICATION
                                         NUMBER OF--
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 8.  Sole proprietorship account         The owner(4)
 9.  A valid trust, estate, or pension   The legal entity
     trust                               (do not furnish the
                                         identifying number
                                         of the personal
                                         representative or
                                         trustee unless the
                                         legal entity itself
                                         is not designed in
                                         the account
                                         title.)(5)
10.  Corporate account                   The corporation
11.  Religious, charitable, education    The organization
     or other tax-exempt organization
     account
12.  Partnership account held in the     The partnership
     name of the business
13.  Association, club, or other tax-    The organization
     exempt organization
14.  A broker or registered nominee      The broker or
                                         nominee
15.  Account with the Department of      The public entity
     Agriculture in the name of a
     public entity (such as a State or
     local government, school district,
     or prison) that receives
     agricultural program payments
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(1) List all names first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your Social Security number or employer identification number (if you have one).
(5) List first and circle the name of the legal trust, estate, or trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number (for business and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempt from backup withholding on ALL payments include the following:

  - A corporation.
  - A financial institution.
  - An organization exempt from tax under section 501(a), of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan, or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(7).
  - The United States or any agency or instrumentality.
  - A state, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
  - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
  - An international organization or any agency, or instrumentality thereof.
  - A registered dealer in securities or commodities registered in the United States, the District of Columbia or a possession of the United States.
  - A real estate investment trust.
  - A common trust fund operated by a bank under Section 584(a) of the Code.
  - An exempt charitable remainder trust, or a non-exempt trust described in
    Section 4947(a)(1) of the Code.
  - An entity registered at all times under the Investment Company Act of 1940. A foreign central bank of issue.
  - A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  - Payments to nonresident aliens subject to withholding under Section 1441 of the Code. Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.
  - -interest dividends under Section 852 of the Code).
  - Payments of patronage dividends where the amount received is not paid in money.
  - Payments made by certain foreign organizations
  - Payments made to a nominee.
  - Section 404(k) payments made by an employee stock option plan
Payments of interest not generally subject to backup withholding include the following:
  - Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
  - Payments of tax-exempt interest (including exempt Payments described in Section 6049(b)(5) of the Code to nonresident aliens.
  - Payments on tax-free covenant bonds under Section 1451 of the Code.
  - Payments made by certain foreign organizations.
  - Payments made to a nominee.
  - Mortgage interest paid to you.
EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH A PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050(A), and 6050(N) of the Code and the regulations promulgated thereunder.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

 FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE
                                    SERVICE.